EXHIBIT 2

The name, present principal occupation and business address of each director and executive officer of the Reporting Persons is set forth below.

The following is a list of the executive officers and directors of Temasek Holdings (Private) Limited:

Name, Business Address, Position	Principal Occupation	Citizenship

Lim Boon Heng 60B Orchard Road #06-18 Tower 2 The Atrium@Orchard Singapore 238891 (Chairman and Director, Temasek Holdings (Private) Limited)	Chairman, Temasek Holdings (Private) Limited	Singaporean

Cheng Wai Keung 3 Killiney Road #10-01 Winsland House 1 Singapore 239519 (Deputy Chairman and Director, Temasek Holdings (Private) Limited)	Chairman and Managing Director, Wing Tai Holdings Limited	Singaporean

Goh Yew Lin 50 Raffles Place #33-00 Singapore Land Tower Singapore 048623 (Director, Temasek Holdings (Private) Limited)	Managing Director, G.K. Goh Holdings Limited	Singaporean

Teo Ming Kian 250 North Bridge Road #11-01 Raffles City Tower Singapore 179101 (Director, Temasek Holdings (Private) Limited)	Chairman, Vertex Venture Holdings Ltd.	Singaporean

Marcus Wallenberg SE-106 40 Stockholm, Sweden (Director, Temasek Holdings (Private) Limited)	Chairman, Skandinaviska Enskilda Banken, Saab AB and FAM AB	Swedish

Robert Bruce Zoellick c/o 1101 Pennsylvania Ave NW 3rd Floor Washington DC, USA 20004 (Director, Temasek Holdings (Private) Limited)	Board Member, Twitter	American

Name, Business Address, Position	Principal Occupation	Citizenship

Chin Yoke Choong Bobby c/o 1 Joo Koon Circle #13-01 FairPrice Hub Singapore 629117 (Director, Temasek Holdings (Private) Limited)	Deputy Chairman, NTUC Enterprise Cooperative Limited	Singaporean

Ng Chee Siong Robert 11th - 12th Floors Tsim Sha Tsui Centre Salisbury Road Tsim Sha Tsui, Kowloon, Hong Kong (Director, Temasek Holdings (Private) Limited)	Chairman, Sino Land Company Ltd.	Singaporean / Hong Kong Permanent Resident

Peter Robert Voser Affolternstrasse 44 8050 Zurich Switzerland (Director, Temasek Holdings (Private) Limited)	Chairman, ABB Ltd	Swiss

Lee Ching Yen Stephen No.160 Robinson Road #13-06 SBF Center Singapore 068914 (Director, Temasek Holdings (Private) Limited)	Managing Director Great Malaysia Textile Investments Pte Ltd	Singaporean

Fu Chengyu c/o 60B Orchard Road #06-18 Tower 2 The Atrium@Orchard Singapore 238891 (Director, Temasek Holdings (Private) Limited)	Head of Energy Cooperation Team & Council Member Cross-Strait CEO Summit	Chinese

Lee Theng Kiat 60B Orchard Road #06-18 Tower 2 The Atrium@Orchard Singapore 238891 (Executive Director, Temasek Holdings (Private) Limited)	Chairman, Temasek International Pte. Ltd.	Singaporean

Ho Ching 60B Orchard Road #06-18 Tower 2 The Atrium@Orchard Singapore 238891 (Executive Director & CEO, Temasek Holdings (Private) Limited)	Executive Director & CEO, Temasek Holdings (Private) Limited	Singaporean

Name, Business Address, Position	Principal Occupation	Citizenship

Dilhan Pillay Sandrasegara 60B Orchard Road #06-18 Tower 2 The Atrium@Orchard Singapore 238891 (Executive Director & CEO, Temasek International Pte. Ltd.)	Executive Director & CEO, Temasek International Pte. Ltd.	Singaporean

Chia Song Hwee 60B Orchard Road #06-18 Tower 2 The Atrium@Orchard Singapore 238891 (President & Chief Operating Officer, Temasek International Pte. Ltd.)	President & Chief Operating Officer, Temasek International Pte. Ltd.	Singaporean

Jonathon Revill Christopher Allaway 60B Orchard Road #06-18 Tower 2 The Atrium@Orchard Singapore 238891 (Chief Technology Officer, Temasek International Pte. Ltd.)	Chief Technology Officer, Temasek International Pte. Ltd.	Australian

Syed Fidah Bin Ismail Alsagoff 60B Orchard Road #06-18 Tower 2 The Atrium@Orchard, Singapore 238891 (Joint Head, Enterprise Development Group, Head, Life Sciences, Temasek International Pte. Ltd.)	Joint Head, Enterprise Development Group, Head, Life Sciences, Temasek International Pte. Ltd.	Singaporean

MichaeI John Buchanan
60B Orchard Road #06-18 Tower 2
The Atrium@Orchard,
Singapore 238891
(Joint Head, Portfolio Strategy & Risk Group,
Head, Strategy,
Head, Australia & New Zealand,
Temasek International Pte. Ltd.)
	Joint Head, Portfolio Strategy & Risk Group, Head, Strategy, Head, Australia & New Zealand, Temasek International Pte. Ltd.	Australian

Chan Wai Ching 60B Orchard Road #06-18 Tower 2 The Atrium@Orchard, Singapore 238891 (Head, Organisation & People, Temasek International Pte. Ltd.)	Head, Organisation & People, Temasek International Pte. Ltd.	Singaporean

Gregory Lynn Curl 60B Orchard Road #06-18 Tower 2 The Atrium@Orchard Singapore 238891 (President, Temasek International Pte. Ltd.)	President, Temasek International Pte. Ltd.	American

Nagi Adel Hamiyeh 60B Orchard Road #06-18 Tower 2 The Atrium@Orchard Singapore 238891 (Joint Head, Investment Group Joint Head, Consumer, Temasek International Pte. Ltd.)	Joint Head, Investment Group Joint Head, Consumer, Temasek International Pte. Ltd.	Singaporean

Name, Business Address, Position	Principal Occupation	Citizenship

Hu Yee Cheng Robin 60B Orchard Road #06-18 Tower 2 The Atrium@Orchard Singapore 238891 (Head, Sustainability & Stewardship Group, Temasek International Pte. Ltd.)	Head, Sustainability & Stewardship Group, Temasek International Pte. Ltd.	Singaporean

Uwe Krueger
60B Orchard Road #06-18 Tower 2
The Atrium@Orchard
Singapore 238891
(Joint Head, Portfolio Management Group,
Head, Industrials, Business Services, Energy & Resources,
Temasek International Pte. Ltd.)
	Joint Head, Portfolio Management Group, Head, Industrials, Business Services, Energy & Resources, Temasek International Pte. Ltd.	German

Ravi Lambah 60B Orchard Road #06-18 Tower 2 The Atrium@Orchard Singapore 238891 (Head, Telecom, Media & Technology, Head, India, Temasek International Pte. Ltd.)	Head, Telecom, Media & Technology, Head, India, Temasek International Pte. Ltd.	Maltese

Leong Wai Leng 60B Orchard Road #06-18 Tower 2 The Atrium@Orchard Singapore 238891 (Chief Financial Officer, Temasek Holdings (Private) Limited)	Chief Financial Officer, Temasek Holdings (Private) Limited	Singaporean

John William Marren 101 California St., Suite 3700 San Francisco, CA 94111 United States of America (Senior Managing Director, North America, Temasek International (USA) LLC)	Senior Managing Director, North America, Temasek International (USA) LLC	American

Pek Siok Lan 60B Orchard Road #06-18 Tower 2 The Atrium@Orchard Singapore 238891 (General Counsel, Temasek International Pte. Ltd.)	General Counsel, Temasek International Pte. Ltd.	Singaporean

Png Chin Yee 60B Orchard Road #06-18 Tower 2 The Atrium@Orchard, Singapore 238891 (Senior Managing Director, Portfolio Strategy & Risk Group, Head, Financial Services, Temasek International Pte. Ltd.)	Senior Managing Director, Portfolio Strategy & Risk Group, Head, Financial Services, Temasek International Pte. Ltd.	Singaporean

Name, Business Address, Position	Principal Occupation	Citizenship

Rohit Sipahimalani 60B Orchard Road #06-18 Tower 2 The Atrium@Orchard Singapore 238891 (Joint Head, Investment Group, Joint Head, Portfolio Strategy & Risk Group, Temasek International Pte. Ltd.)	Joint Head, Investment Group, Joint Head, Portfolio Strategy & Risk Group, Temasek International Pte. Ltd.	Singaporean

Tan Chong Lee 60B Orchard Road #06-18 Tower 2 The Atrium@Orchard Singapore 238891 (President, Head, Europe, Middle East & Africa, Head, South East Asia, Temasek International Pte. Ltd.)	President, Head, Europe, Middle East & Africa, Head, South East Asia, Temasek International Pte. Ltd.	Singaporean

Teo Juet Sim Juliet 60B Orchard Road #06-18 Tower 2 The Atrium@Orchard Singapore 238891 (Joint Head, Portfolio Management Group, Head, Transportation & Logistics, Temasek International Pte. Ltd.)	Joint Head, Portfolio Management Group, Head, Transportation & Logistics, Temasek International Pte. Ltd.	Singaporean

Alan Raymond Thompson
60B Orchard Road #06-18 Tower 2
The Atrium@Orchard
Singapore 238891
(Senior Managing Director, Enterprise Development Group,
Joint Head, Private Equity Fund Investments,
Temasek International Pte. Ltd.)

	Senior Managing Director, Enterprise Development Group, Joint Head, Private Equity Fund Investments, Temasek International Pte. Ltd.	Singaporean
Benoit Louis Marie Francois Valentin
23 King Street
London SW1Y 6QY
United Kingdom
(Joint Head, Private Equity Fund Investments,
Senior Managing Director, Europe, Middle East & Africa,
Temasek International (Europe) Limited)
	Joint Head, Private Equity Fund Investments, Senior Managing Director, Europe, Middle East & Africa, Temasek International (Europe) Limited	French

John Joseph Vaske 375 Park Avenue, 14th Floor New York, NY 10152 United States of America (Head, Americas, Head, Agribusiness, Temasek International (USA) LLC)	Head, Americas, Head, Agribusiness, Temasek International (USA) LLC	American
Wu Yibing 60B Orchard Road #06-18 Tower 2 The Atrium@Orchard Singapore 238891 (Joint Head, Enterprise Development Group, Head, China, Temasek International Pte. Ltd.)	Joint Head, Enterprise Development Group, Head, China, Temasek International Pte. Ltd.	American

 The following is a list of the executive officers and directors of Fullerton Management Pte Ltd:

Name, Business Address, Position	Present Principal Occupation	Citizenship

Leong Wai Leng c/o 60B Orchard Road #06-18 Tower 2 The Atrium@Orchard Singapore 238891 (Director)	Chief Financial Officer Temasek Holdings (Private) Limited	Singaporean

Cheong Kok Tim c/o 60B Orchard Road #06-18 Tower 2 The Atrium@Orchard Singapore 238891 (Director)	Deputy General Counsel, Legal & Regulatory Temasek International Pte. Ltd.	Singaporean

The following is a list of the executive officers and directors of Temasek Life Sciences Private Limited:

Name, Business Address, Position	Present Principal Occupation	Citizenship

Chan Wai Ching c/o 60B Orchard Road #06-18 Tower 2 The Atrium@Orchard Singapore 238891 (Director)	Head, Organisation & People Temasek International Pte. Ltd.	Singaporean

Lim Siew Lee Sherlyn c/o 60B Orchard Road #06-18 Tower 2 The Atrium@Orchard Singapore 238891 (Director)	Managing Director, Organisation & People Temasek International Pte. Ltd.	Singaporean

The following is a list of the executive officers and directors of V-Sciences Investments Pte Ltd:

Name, Business Address, Position	Present Principal Occupation	Citizenship

Oh Boon Hui, Stella c/o 60B Orchard Road #06-18 Tower 2 The Atrium@Orchard Singapore 238891 (Director)	Director, Finance Temasek International Pte. Ltd.	Singaporean

Zahedah Abdul Rashid c/o 60B Orchard Road #06-18 Tower 2 The Atrium@Orchard Singapore 238891 (Director)	Director, Legal & Regulatory Temasek International Pte. Ltd.	Singaporean